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                                                                   Exhibit 10.53

                            COLE NATIONAL GROUP, INC.

                           DEFERRED COMPENSATION PLAN

                                       FOR

                     EXECUTIVES AND OTHER SENIOR MANAGEMENT



                           EFFECTIVE FEBRUARY 1, 1999


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ARTICLE 1-- INTRODUCTION

1.1      PURPOSE OF PLAN

The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation and to provide a means for certain other deferrals of Compensation.

1.2      STATUS OF PLAN

The Plan is intended to be "a plan that is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE 2 -- DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 ACCOUNT means, for each Participant, the account established for his or her benefit under Section 5.1.

2.2 BENEFICIARY means the person or persons entitled, under Section 7.4, to receive amounts payable under the Plan upon the death of the Participant.

2.3 CHANGE OF CONTROL means if at any time any of the following events shall have occurred:

         (a) the Company merges into itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

         (b) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions;
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         (c)      A person, within the meaning of Section 3(a)(9) or 13(d)(3)
                  (as in effect on the date hereof) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without the prior approval by the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; PROVIDED, HOWEVER, that the foregoing does not apply to any such acquisition that is made by (w) any subsidiary of the Company;
                  (x) any employee benefit plan of the Company or any Subsidiary or (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board of Directors of the Company determines that such person or group is making a "hostile acquisition;"

         (d) A majority of the members of the Board of Directors of the Company or of any Subsidiary are not Continuing Directors, where a "Continuing Director" is any member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary who (x) was a member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary on the date hereof or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

2.4 CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.5      COMPANY means Cole National Corporation, a Delaware corporation.

2.6      CNG means Cole National Group, Inc., a Delaware corporation.

2.7 COMPENSATION means: for an employee other than a self-employed individual, the employee's earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment, including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, cash bonuses, fringe benefits, reimbursements or other expense allowances under a non-accountable plan (as described in Section 1.62-2(c) of the Treasury Regulations) and elective deferrals and amounts excluded from the gross income of the employee under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code and excluding the following:



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         (a)      Employer contributions to a plan of deferred compensation
                  which are not includible in the Employee's gross income for the taxable year in which contributed, or contributions under a "simplified employee pension" plan (within the meaning of Section 408(k) of the Code) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

         (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or other property) held by the employee either becomes freely "transferable" or is no longer subject to a "substantial risk of forfeiture" (both quoted terms within the meaning of Section 83(a) of the Code);

         (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

         (d) other amounts which received special tax benefits, or contributions made (whether or not under a salary reduction agreement) towards the purchase of an annuity described in
                  Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the employee); and

         (e) Imputed life insurance income, moving costs, company car, severance and educational assistance benefits.

2.8 DISCRETIONARY MATCHING CONTRIBUTION means a discretionary additional contribution made by the Employer as described in Section 4.3.

2.9      EFFECTIVE DATE means February 1, 1999.

2.10 ELECTION FORM means the participation election form as approved and prescribed by the Plan Administrator.

2.11 ELECTIVE DEFERRAL means the portion of Compensation that is deferred by a Participant under Section 4.1.

2.12 ELIGIBLE EMPLOYEE means on the Effective Date or on any entry date thereafter, each employee of the Employer who is an Executive who has completed 90 days of service with his Employer or who is an Executive or a senior management person selected by the Compensation Committee of the Board of Directors of CNG, in its sole discretion.

2.13 EMPLOYER means CNG, any successor to all or a major portion of CNG's assets or business that assumes the obligations of CNG, and each other entity that is affiliated with CNG, which adopts the Plan with the consent of CNG, provided that CNG shall have the sole power to amend this Plan pursuant to
Section 9.1 and to terminate this Plan pursuant

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to Section 9.2 and shall be the Plan Administrator if no other person or entity is so serving of any time.

2.14 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.15 EXECUTIVE means an employee of an Employer at the position of director or higher.

2.16 INSOLVENT means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.17 MANDATORY MATCHING CONTRIBUTION means a contribution for the benefit of a Participant as described in Section 4.2.

2.18 PARTICIPANT means any Eligible Employee who participates in the Plan in accordance with Article 3.

2.19 PLAN means Cole National Group, Inc. Deferred Compensation Plan for Executives and other Senior Management and all amendments thereto.

2.20 PLAN ADMINISTRATOR means the Chief Executive Officer of CNG or such person or persons as he may, in his sole discretion, delegate.

2.21 PLAN YEAR means, for the first Plan Year, the 11-month period commencing February 1, 1999 and ending December 31, 1999 and for each Plan Year thereafter the 12-month period commencing January 1 and ending December 31.

2.22 SUBSIDIARY means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

2.23 TOTAL AND PERMANENT DISABILITY means the total and permanent inability to meet the requirements of the Participant's customary employment which can be expected to last for a continuous period of not less than 12 months.

2.24 TRUST means the trust established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.
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2.25     TRUSTEE means the trustee or trustees under the Trust.


ARTICLE 3 - PARTICIPATION

3.1      COMMENCEMENT OF PARTICIPATION
Any Eligible Employee who elects to defer part of his or her Compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1.

3.2      CONTINUED PARTICIPATION

A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

ARTICLE 4 -- ELECTIVE AND MATCHING DEFERRALS

4.1      ELECTIVE DEFERRALS

An individual who is an Eligible Employee on the Effective Date and who has elected to defer the maximum amount permissible to the Cole National Corporation 401(k) Plan, the Cole National Corporation 401(k) Plan for Former NuVision Locations or the Cole National Corporation 401(k) Plan for Employees of Pearle Vision Centers may, by completing an Election Form and filing it with the Plan Administrator prior to the Effective Date or within 30 days following the Effective Date, elect to defer a percentage of between 1% and 100% or a dollar amount of his Compensation for a Plan Year payable to the Participant with respect to services performed after the Effective Date and after the date on which the individual files the Election Form. Any individual who becomes an Eligible Employee after the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the date on which the Plan Administrator gives such individual written notice that the individual is an Eligible Employee, elect to defer a percentage of between 1% and 100% or a dollar amount of his Compensation for a Plan Year payable to the Participant with respect to services performed after the date on which he files the Election Form. Any Eligible Employee who has not otherwise initially elected to defer Compensation in accordance with this paragraph 4.1 may elect to defer a percentage of between 1% and 100% or a dollar amount of his Compensation for a Plan Year commencing with Compensation paid in the next succeeding Plan Year, by completing an Election Form prior to the first day of such succeeding Plan Year. In addition, a Participant may defer all or part of the amount of any elective deferral or matching contribution made on his or her behalf to the Cole National Corporation 401(k) Plan, the Cole National Corporation 401(k) Plan for Former NuVision locations or the Cole National Corporation 401(k) Plan for Employees of Pearle Vision Centers for the prior Plan Year but treated as an excess deferral, an excess contribution or otherwise limited by the application of the limitations of sections 401(k), 401(m), 415 or 402(g) of the Code, so long as the Participant so indicates on an Election Form.
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For purposes of any cash bonus paid to a Participant, such Participant may make a special election of a different percentage or dollar amount of such cash bonus than his election with regard to other Compensation. The special election described in the preceding sentence must be made in the Plan Year prior to the Plan Year for which the cash bonus is earned by a Participant.

A Participant's Compensation shall be reduced in accordance with the Participant's election hereunder (including a special election with regard to cash bonuses) and amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant's Account as of the date the amounts are received by the Trustee.

An election to defer a percentage or dollar amount of Compensation for any Plan Year (including a special election with regard to cash bonuses) shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her deferral election as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or any such earlier date as the Plan Administrator may prescribe). A Participant may change or revoke his or her special deferral election with regard to cash bonuses as of any date in a Plan Year that is prior to the Plan Year for which the cash bonus is earned by the Participant.


4.2      MANDATORY MATCHING CONTRIBUTIONS

Following the end of each Plan Year, the Employer shall contribute to the Trust Mandatory Matching Contributions equal to ten percent of the first ten percent of Compensation deferred by each Participant who is employed by an Employer on the last day of the Plan Year for which such contribution is being made or who terminated employment with the Employer as a result of a Total and Permanent Disability or who died or retired during the Plan Year for which such contribution is being made pursuant to Section 4.1 during the preceding Plan Year. Each Mandatory Matching Contribution will be credited, as of the later of the date it is received by the Trustee or the date the Trustee receives from the Plan Administrator such instructions as the Trustee may reasonably require to allocate the amount received among the asset accounts maintained by the Trustee, to the Participants' Accounts pro rata in accordance with the amount of Elective Deferrals of each Participant, which are taken into account in calculating the Mandatory Matching Contribution.

4.3      DISCRETIONARY MATCHING CONTRIBUTIONS

In addition to other contributions provided for under the Plan, the Employer may, in its sole discretion, select one or more Eligible Employees to receive a Discretionary Matching Contribution to his or her Account on such terms as the Employer shall specify at the time it makes the contribution. For example, the Employer may contribute an amount to a Participant's Account and condition the payment of that amount and income,

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gain or loss thereon upon the Participant remaining employed by the Employer for an additional specified period of time. The terms specified by the Employer shall supersede any other provision of this Plan as regards Discretionary Matching Contributions and earnings with respect thereto.

4.4      COLE NATIONAL CORPORATION COMMON STOCK

All Mandatory Matching Contributions and Discretionary Matching Contributions shall be made by the Employer in notional Cole National Corporation Common Stock unless otherwise determined by the Employer. All Mandatory Matching Contributions and Discretionary Matching Contributions made in notional Cole National Corporation Common Stock shall remain invested in notional Cole National Corporation Common Stock until distributed pursuant to Article VII. If any portion of a Participant's Account is invested in notional Cole National Corporation Common Stock, such Participant shall have the right to instruct the Trustee to vote the shares of Cole National Corporation Common Stock held for such Participant under the Plan and Trust in accordance with the Participant's directions. If a Participant fails to direct the Trustee, the Trustee shall vote all shares for which it does not receive instructions in the same proportion as the shares for which it did receive instructions. In the event of a tender offer, a Participant whose Account is invested in notional Cole National Corporation Common Stock shall have the right to instruct the Trustee as to whether or not to tender the shares of Cole National Corporation Common Stock held for such Participant under the Plan and Trust. If the Trustee receives no instruction from a Participant, the Trustee will not tender the shares of Cole National Common Stock held for such Participant under the Plan and Trust.

ARTICLE 5 -- ACCOUNTS

5.1      ACCOUNTS

The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals, Mandatory Matching Contributions and Discretionary Matching Contributions made for the Participant's benefit together with any adjustment for income, gain or loss and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant's Account. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.2      INVESTMENTS

The assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Employer's or a Participant's investment preferences when investing the assets attributable to a Participant's Account.
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ARTICLE 6 -- VESTING

6.1      VESTING SERVICE

For purposes of applying the vesting schedule set forth in Section 6.2, a Participant's years of vesting service shall equal such Participant's years of vesting service calculated under any one of the Cole National Corporation 401(k) Plan, the Cole National Corporation 401(k) Plan for Former NuVision Locations or the Cole National Corporation 401(k) Plan for Employees of Pearle Vision Centers.

6.2      GENERAL

A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all Elective Deferrals, and all income and gain attributable thereto, credited to his or her Account. Unless the Employer elects, in its sole discretion, to accelerate the vesting of the portion of a Participant's Account attributable to Mandatory Matching Contributions and Discretionary Matching Contributions and income and gain attributable thereto, a Participant shall become vested in the portion of his or her Account attributable to Mandatory Matching Contributions and Discretionary Matching Contributions and income and gain attributable thereto in accordance with the following schedule subject to earlier vesting in accordance with Sections 6.3, 6.4 and 6.5:

                  years of vesting service                    percentage vested

                           1                                        25
                           2                                        50
                           3                                        75
                           4                                        100

6.3      CHANGE OF CONTROL

A Participant shall become fully vested in his or her Account immediately prior to a Change of Control of the Employer.

6.4      DEATH OR DISABILITY

A Participant shall become fully vested in his or her Account immediately prior to termination of the Participant's employment by reason of the Participant's death or Total and Permanent Disability. Whether a Participant's termination of employment is by reason of the Participant's Total and Permanent Disability shall be determined by the Plan Administrator in its sole discretion.




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6.5      INSOLVENCY

A Participant shall become fully vested in his or her Account immediately prior to the Employer becoming Insolvent, in which case the Participant will have the same rights as a general creditor of the Employer with respect to his or her Account balance.

ARTICLE 7 -- PAYMENTS

7.1      RETIREMENT

A Participant shall elect (on a form approved by the Plan Administrator) the date, which shall be coincident with or following his attainment of age 65, or such earlier age which coincides with such Participant's early retirement under the Cole National Group, Inc. Retirement Plan as shall be permitted by the Employer in its sole discretion, at which the Elective Deferrals and vested Mandatory Matching Contributions and Discretionary Matching Contributions (including any earnings attributable thereto) will commence to be paid to the Participant by CNG. The election described in the preceding sentence must be made at least one year prior to the date elected by the Participant at which the Elective Deferrals and vested Mandatory Matching Contributions and Discretionary Matching Contributions (including any earnings attributable thereto) will commence to be paid by CNG to such Participant. The Participant shall also elect for payments to be paid by CNG in either:

A.       a single lump-sum payment; or

B. annual installments over a period elected by the Participant, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid.

If a Participant terminates employment on or after his attainment of age 65 and fails to make an election as set forth in this Section 7.1, his Account shall be payable to him by CNG in a single lump sum payment.

7.2      CHANGE OF CONTROL

As soon as possible following a Change of Control, CNG shall pay each Participant his or her entire Account balance (including any amount vested pursuant to Section 6.3) in a single lump sum.

7.3      TERMINATION OF EMPLOYMENT

Upon termination of a Participant's employment for any reason other than death and prior to the attainment of age 65, the vested portion of the Participant's Account (including any portion vested pursuant to Section 6.4, as a consequence of the Participant's Total and Permanent Disability) shall be paid by CNG to the Participant in a single lump sum, as soon as practicable following the date of such termination, unless the Participant elects to

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defer payment for up to a period of twelve months following the date of such termination; provided, however, that the Plan Administrator in its sole discretion may cause CNG to pay out a Participant's Account balance in annual installments if the Participant's employment terminates by reason of the Participant's Total and Permanent Disability.

7.4      DEATH

If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid by CNG as soon practicable to the Participant's Beneficiary.

Any designation of Beneficiary and form of payment to such Beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no Beneficiary is designated or no designated Beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if none, to the Participant's issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate.


7.5      UNFORESEEN EMERGENCY

If a Participant suffers an unforeseen emergency, as defined herein, the Plan Administrator, in its sole discretion, may cause CNG to pay to the Participant only that portion, if any, of the vested portion of his or her Account that the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require. For purposes of this paragraph, "unforeseen emergency" means an immediate and heavy financial need resulting from any of the following:

a. expenses that are not covered by insurance and which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care;

b. the need to prevent eviction of a Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence;

c. expenses associated with the purchase (excluding mortgage payments) of a principal residence of the Participant;

d. payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her Spouse, children or dependents; or

e. any other circumstance that is determined by the Plan Administrator in its sole discretion to constitute an unforeseen emergency that is not covered by insurance.

7.6      IN-SERVICE DISTRIBUTIONS

A Participant may elect to receive a lump sum distribution from CNG of all or any portion of his vested Account, provided that, the amount elected by the Participant shall be reduced by ten percent of such amount and such ten percent shall be forfeited and shall be used to satisfy the Employer's obligation to make contributions to the Trust under the Plan. The remaining ninety percent shall be distributed to the Participant.

7.7      FORFEITURE OF NON-VESTED AMOUNTS

To the extent that any amounts credited to a Participant's Account are not vested at the time such amounts are otherwise payable under Sections 7.1 or 7.3, such amount shall be forfeited and shall be used to satisfy the Employer's obligation to make contributions to the Trust under the Plan.

7.8      TAXES

All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

7.9      GUARANTEE BY EMPLOYERS

The Company and each Employer, other than CNG, jointly and severally guaranty the performance by CNG of its obligations under the Plan.

ARTICLE 8 -- PLAN ADMINISTRATOR

8.1      PLAN ADMINISTRATION AND INTERPRETATION

The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have the sole and absolute discretion to (a) interpret the provisions of the Plan (including without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), (b) to make factual findings with respect to any issue arising under the Plan, (c) to determine the rights and status under the Plan of Participants and other persons, (d) to decide disputes arising under the Plan and to make determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance thereof, but without limiting the foregoing, the Plan Administrator is granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted to the extent necessary by the Plan Administrator): (a) to resolve all questions (including factual questions) arising under the Plan as to any individual's entitlement to become a Participant and
(b) to determine the amount of benefits, if any, payable with respect to any person under the Plan (including to the extent necessary, making any factual findings with respect thereto). All decisions of the Plan Administrator as to the facts of any case and the application thereof to any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretive matter or other determination or questions related to the Plan shall be final and binding on all parties affected thereby.

Any individual serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.


8.2      POWERS, DUTIES, PROCEDURES, ETC.

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3      INFORMATION

To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.

8.4      INDEMNIFICATION OF THE PLAN ADMINISTRATOR

The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith. This indemnification obligation is supplemental to, and does not reduce, any other indemnity or insurance available to the Plan Administrator, whether under the Employer's charter documents, applicable corporate law, obligations of third parties or otherwise.

ARTICLE 9 -- AMENDMENT AND TERMINATION

9.1      AMENDMENTS

The Employer shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing that has been executed on the Employer's behalf by its duly authorized officer.

9.2      TERMINATION OF PLAN

This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing that has been executed on the Employer's behalf by its duly authorized officer. Upon termination, the Employer may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their Beneficiaries) the vested balance of their Accounts. For purposes of the preceding sentence, in the event the Employer chooses to implement clause (b), the Account balances of all Participants who are in the employ of the Employer at the time the Trustee is directed to pay such balances shall become fully vested and nonforfeitable. After Participants and their Beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust attributable to Participants who terminated employment with the Employer prior to termination of the Plan and who were not fully vested in their Accounts under
Article 6 at that time shall be returned to the Employer. Each other entity that is affiliated with the Employer which adopts the Plan shall have the right to terminate the Plan with regard to such entity's employees.

9.3      EXISTING RIGHTS

No amendment or termination of the Plan, except as provided in Section 9.2, shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

ARTICLE 10 -- MISCELLANEOUS

10.1     NO FUNDING

The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and Beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

10.2     NON-ASSIGNABILITY

None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

10.3     LIMITATION ON PARTICIPANT'S RIGHTS

Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4     PARTICIPANTS BOUND

Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

10.5     RECEIPT AND RELEASE

Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

10.6     GOVERNING LAW

The Plan shall be construed, administered, and governed in all respects under and by internal laws, and not the laws of conflicts, of the State of Ohio. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7     HEADINGS AND SUBHEADINGS

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.



                  EXECUTED this ____ day of __________________, 1999.



                                                  COLE NATIONAL GROUP, INC.

                                                  By:___________________________

                                                  Title:________________________

         Acknowledged and agreed to for
         purposes of Section 7.9 of the Plan.     COLE NATIONAL CORPORATION

                                                  By: __________________________

                                                  Title: _______________________